EXPLANATION OF RESPONSE
On April 21, 2004, Questor Partners Fund II, L.P., a Delaware limited partnership ("Questor Partners II"), converted
22,184.43 shares of Series F Senior Voting Convertible Preferred Stock ("Series F Preferred") into 44,521,163 shares of common stock, par value $.01 per share  ("Common Stock"), of Aegis Communications Group, Inc. (the "Company"), Questor Side-by-
Side Partners II, L.P., a Delaware limited partnership ("Questor SBS II"), converted 847.91 shares of Series F Preferred into
1,701,632 shares of Common Stock and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership ("Questor
3(c)(1)", and, together with Questor Partners II and Questor SBS II, the "Questor Funds"),  converted 342.67 shares of Series F
Preferred into 687,708 shares of Common Stock.  Immediately following this conversion, Questor Partners II was the direct beneficial owner of
80,267,912 shares of Common Stock, Questor SBS II was the direct beneficial owner of 3,093,284 shares of Common Stock and
Questor 3(c)(1) was the direct beneficial owner of 1,246,811 shares of Common Stock.  Each of the Questor Funds disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.
The general partner of Questor Partners II is Questor General Partner II, L.P., a Delaware limited partnership
("QGP II").  The general partner of QGP II, Questor SBS II and Questor 3(c)(1) is Questor Principals II, Inc., a Delaware
corporation ("Questor Principals").  Questor Management Company LLC, a Delaware limited liability company ("Questor
Management", and, together with the Questor Funds, QGP II and Questor Principals, the "Questor Entities"), conducts the day-
to-day management of the Questor Entities.  QGP II, Questor Principals and Questor Management may be deemed to have indirect beneficial interests in the securities reported herein.  Each of QGP II, Questor Principals and Questor Management
disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.
The controlling shareholder of Questor Principals and the ultimate controlling holder of membership interests of
Questor Management is Mr. Jay Alix.  Mr. Alix may be deemed to have indirect beneficial interests in a portion of the securities reported herein as a result of his ownership interests in the Questor Entities.  Mr. Alix disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein.

JOINT FILER INFORMATION
The following entities are jointly filing this Form 4 with Questor Partners Fund II, L.P.:
(1) Questor Side-by-Side Partners II, L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(2) Questor Side-by-Side Partners II 3(c)(1), L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(3) Questor General Partner II, L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(4) Questor Principals II, Inc.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(5) Questor Management Company, LLC
2000 Town Center, Suite 2450, Southfield, MI 48075
(6) Mr. Jay Alix
2000 Town Center, Suite 2450, Southfield, MI 48075
SIGNATURE PAGE
QUESTOR PARTNERS FUND II, L.P.
a Delaware limited partnership
By: Questor General Partner II, L.P.
its General Partner
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
a Delaware limited partnership
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR SIDE-BY-SIDE PARTNERS II
3(C)(1), L.P.
a Delaware limited partnership
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR GENERAL PARTNER II, L.P.
a Delaware limited partnership
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR PRINCIPALS II, INC.
a Delaware corporation
By:  *
QUESTOR MANAGEMENT COMPANY, LLC
a Delaware limited liability company
By:  **

 ***
Jay Alix

Robert D. Denious is signing in the following capacities:
 * As Managing Director of Questor Principals II, Inc.
 ** As Managing Director of Questor Management Company LLC
 *** As Attorney-in-Fact

013955.00001:674769.012

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